UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2009

GOLDSPRING, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-32429	65-0955118
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1200 American Flat Road, Gold Hill, Nevada 89440

(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (775) 847-5272

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant  to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to  Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 10, 2009, the Registrant entered into a Loan Agreement with certain accredited investors including John Winfield and affiliates (“Winfield”) pursuant to which investors have agreed to loan the Company $4,500,000 in six tranches of $750,000 each no later than May 2010 through issuance of a series of secured notes (“Notes”). The Notes bear interest at the rate of 8% per annum, and interest is payable biannually in cash or Common Stock at each investor’s option, with stock payment at 85% of market price. The term of the Notes is three years from the date of issuance, and the Notes are convertible into Company common stock, at a conversion price of the lower of 85% of market price or $.01 per share. The Notes are secured by a lien on all of the Company’s assets.  In connection with each loan made hereunder, the Company will also issue warrants equal to 50% of the amount of the Notes, with an exercise price of $.0175 per share and a term of three years.

Item 9.01 Exhibits.

Form of Loan Agreement, dated December 10, 2009
Form of Security Agreement, dated December 10, 2009
Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDSPRING, INC.

December 18, 2009	By:	/s/ Robert T. Faber
Robert T. Faber
Chief Financial Officer

LIST OF EXHIBITS

99.1           Form of Loan Agreement, dated December 10, 2009
99.2           Form of Security Agreement, dated December 10, 2009
99.3           Form of Warrant